UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CELLSTAR CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Amendment to
Notice of Special Meeting and Proxy Statement

March 15, 2007

Stockholders of CellStar Corporation (“CellStar”) are advised that the information contained in the Proxy Statement for CellStar’s Special Meeting of stockholders to be held March 28, 2007, has been revised to reflect the information set forth below in this Amendment.  Stockholders are advised to read this Amendment in connection with the Proxy Statement.

In the Proxy Statement CellStar stated that immediately following the completion of the proposed sale of its U.S. and Miami operations to a wholly-owned subsidiary of Brightpoint, Inc. (the “Transaction”), it intended to file a Form 15 with the Securities and Exchange Commission to deregister its common stock under the Securities Exchange Act of 1934.  In order to deregister its common stock, CellStar must have less than 300 stockholders of record as of the date of filing the Form 15.  CellStar currently has more than 300 stockholders of record and does not believe it will be able to deregister its common stock immediately after the closing of the Transaction.  As a result, CellStar will be required to file its Quarterly Report on Form 10-Q for the first quarter of 2007 on or about April 9, 2007.  If after closing the number of record holders falls below 300, CellStar intends to deregister its common stock at that time.